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                                                                    EXHIBIT 99.1

13 December 2001

                                                          Lawyers

                                                          Levels 23-35
                                                          No.1 O'Connell Street
                                                          Sydney  NSW  2000
                                                          Australia

Securitisation Advisory Services Pty. Limited             PO Box H3
Level 8                                                   Australia Square
48 Martin Place                                           Sydney  NSW  1215
SYDNEY NSW  2000                                          DX 370 Sydney

                                                          Tel  + 61 2 9353 4000
                                                          Fax  + 61 2 9251 7832
                                                          www.claytonutz.com.au

                                                          Sydney . Melbourne
                                                          Brisbane . Perth
                                                          Canberra . Darwin

Dear Sirs                                                 Our reference
                                                          801/784/1697903

                                                          Your reference

Commonwealth Bank of Australia:  Global Mortgage Backed Securities

We have acted for Securitisation Advisory Services Pty Limited ("SAS") in connection with the preparation of the Registration Statement on Form S-3, and the Base Prospectus and related Prospectus Supplement forming a part thereof (together, the "Prospectus") filed by SAS with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended.

Definitions in the Prospectus apply in this opinion. Relevant Jurisdiction means the Commonwealth of Australia or New South Wales. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.   Documents

     We have examined a copy of the Prospectus.

2.   Assumption

     For the purposes of giving this opinion we have assumed that where a document has been submitted to us in draft form it will be executed in the form of that draft.

3.   Qualifications

     Our opinion is subject to the qualification that we express no opinion as to any laws other than

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Securitisation Advisory Services Pty Limited                    13 December 2001
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            the laws of each Relevant Jurisdiction as in force at the date of this opinion and, in particular we express no opinion as to the laws of the United States.

4.          Opinion

            Based on the assumption and subject to the qualification set out above (which, except where expressly stated, apply equally to each of the opinions below) we are of the following opinion:

            (a) Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognised by the Relevant Jurisdiction, in respect of an obligation of either SAS or Perpetual Trustee Company Limited (the "Trustee") in respect of a note, which is for a fixed sum of money, and which has not been stayed or satisfied in full, would be enforceable by action against SAS or the Trustee (as applicable) in the courts of each Relevant Jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:


                 (i) the proceedings in the New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

                 (ii) the judgment is contrary to the public policy of the Relevant Jurisdiction;

                 (iii) the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

                 (iv)   the judgment is a penal or revenue judgment;

                 (v) there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment or the New York State or United States Federal Court, as applicable; or

                 (vi) the judgment is one in respect of which the Australian Commonwealth Attorney-General has made a declaration under the Australian Foreign Proceedings (Excess of Jurisdiction) Act 1984.

            (b) A judgment by a court in a Relevant Jurisdiction may be given in some cases only in Australian dollars.

We consent to the filing of this letter as an exhibit to the Registration Statement on Form S-3 filed with the Prospectus, without admitting that we are "experts" within the meaning of the United States Securities Act of 1933 or the rules and regulations of the Commission issued under that Act with respect to any part of the Registration Statement, including this exhibit.

Yours faithfully
CLAYTON UTZ




Ninian Lewis
Partner
9353 4801
nlewis@claytonutz.com

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